Exhibit 2.4

Execution Version

SECOND AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Second Amendment to Membership Interest Purchase Agreement (this “Amendment”) is made effective October 31, 2023 (“Amendment Effective Date”) by and among Tap Rock Resources Legacy, LLC, a Delaware limited liability company (“Tap Rock I Legacy”), Tap Rock Resources Intermediate, LLC, a Delaware limited liability company (“Tap Rock I Intermediate” and together with Tap Rock I Legacy, each a “Tap Rock I Seller” and collectively the “Tap Rock I Sellers”), Tap Rock Resources II Legacy, LLC, a Delaware limited liability company (“Tap Rock II Legacy”), Tap Rock Resources II Intermediate, LLC, a Delaware limited liability company (“Tap Rock II Intermediate” and together with Tap Rock II Legacy, each a “Tap Rock II Seller” and collectively the “Tap Rock II Sellers”), Tap Rock NM10 Legacy Holdings, LLC, a Delaware limited liability company (“NM10 Legacy”), Tap Rock NM10 Holdings Intermediate, LLC, a Delaware limited liability company (“NM10 Intermediate” and together with NM10 Legacy, each a “NM10 Seller” and collectively the “NM10 Sellers”, and the NM10 Sellers, together with the Tap Rock I Sellers and Tap Rock II Sellers, each a “Seller” and collectively the “Sellers”); Civitas Resources, Inc., a Delaware corporation (“Purchaser”); Tap Rock Resources, LLC, a Delaware limited liability company (“Tap Rock I Subject Company”); and Tap Rock Resources Legacy, LLC, a Delaware limited liability company (solely in its capacity as Sellers’ Representative under the Agreement (defined below)) (“Sellers’ Representative”). Each of the parties to this Amendment is sometimes referred to individually in this Amendment as a “Party” and all of the parties to this Amendment are sometimes collectively referred to in this Amendment as the “Parties.”
WHEREAS, the Parties have entered into that certain Membership Interest Purchase Agreement dated as of June 19, 2023 (as amended by that certain First Amendment dated effective July 31, 2022, the “Agreement”);
WHEREAS, the Parties now desire to amend the Agreement in accordance with the terms and conditions of this Amendment; and
NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:
1.Early Release of Applicable Holdback Amount. Notwithstanding anything set forth in the Agreement to the contrary, the Parties have agreed that (a) 1,268,708 shares of Purchaser Common Equity shall be released from the Applicable Holdback Amount to the applicable Sellers of each Company Group based on their respective Percentage Share, as determined and designated by Sellers’ Representative (such shares, “Early Released Common Equity”) together with any dividends paid on such Early Released Common Equity prior to the date of such release, and (b) Sellers’ Representative and Purchaser shall no later than two (2) Business Days after the Amendment Effective Date (i) provide the Transfer Agent with the applicable Transfer Agent Documentation with respect to the Early Released Common Equity and (ii) deliver to the Transfer Agent joint written instructions instructing the Transfer Agent to remove the Contract Legend from the Early Released Common Equity.
2.Amendment to Section 10.3(e). Section 10.3(e) of the Agreement is hereby amended to delete all references in such Section 10.3(e) to the term “Applicable Holdback Amount” and replace such phrase with the term “Applicable Indemnity Cap”.

3.Amendment to Section 10.4(a). Section 10.4(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(a) If at any time prior to the date that is twelve (12) months after the Closing Date (such time period, the “Holdback Period”) there are amounts remaining of the Applicable Holdback Amount, to the extent that the applicable Seller does not promptly (and in any event within thirty (30) days after receipt of a Claim Notice from Purchaser) reimburse or pay Purchaser for any amounts to which Purchaser is entitled with respect to valid and undisputed claim(s) asserted under Article 10, then Purchaser shall be entitled to deliver to Sellers’ Representative and the Escrow Agent a written notice (a “Holdback Claim Notice”), which notice shall specify the nature and amount of Purchaser’s claim(s) as set forth in the applicable Claim Notice (the “Holdback Claim”), including details of and a specific basis under this Agreement entitling Purchaser to such Holdback Claim.”
4.Amendment to Sections 10.4(c) and Section 10.4(d). Section 10.4(c) and Section 10.4(d) of the Agreement are hereby deleted in their entirety and replaced with the following:
“(c) On the date that is six (6)-months following the Closing Date, Sellers’ Representative and Purchaser shall (i) provide the Transfer Agent with the applicable Transfer Agent Documentation and (ii) deliver to the Transfer Agent joint written instructions instructing the Transfer Agent to remove the Contract Legend from the number of shares of Purchaser Common Equity (calculated at the Current Share Price at the date that is six (6) months following the Closing Date) equal to (A) 634,354 shares of Purchaser Common Equity, minus (B) the aggregate amount of all outstanding claims for which Purchaser has provided a Claim Notice to Sellers in good faith in accordance with Section 10.2 that remain unresolved or have not been previously paid to Purchaser as of such date (which shall remain part of the Applicable Holdback Amount until final resolution of such outstanding Claim Notices), minus (C) such number of shares of Purchaser Common Equity previously disbursed from the Applicable Holdback Amount but excluding for the purposes of this subpart (C) the Early Released Common Equity (such amount as calculated under subparts (A) through (C), the “Six Month Holdback Amount”).

(d)    [intentionally reserved].”
5.Amendment to Appendix A. Appendix A to the Agreement is hereby amended as follows:
(a)The following defined terms are hereby added (in appropriate alphabetical order):

““Amendment Effective Date” means the Amendment Effective Date as defined in that certain Second Amendment to Membership Interest Purchase Agreement by and between Sellers, Purchaser, Tap Rock I Subject Company and Sellers’ Representative dated October 31, 2023.”
““Applicable Indemnity Cap” means:
(a)    as the Closing Date, such number of shares of Purchaser Common Equity (rounded up to the nearest whole share) equal to (i) the Dollar value of the applicable Seller’s Percentage Share of the initial amount of the Deposit on the Execution Date, (ii) divided by the Current Share Price;

(b)    as of the applicable date of determination after the Closing Date but before Early Release Date, such number of shares of Purchaser Common Equity described in subpart (a) of this definition, minus any and all disbursements and distributions of such Applicable Holdback Amount made after Closing pursuant to Section 10.4;
(c)    as of the applicable date of determination after the Early Release Date but before the date that is six (6)-months following the Closing Date, such (i) number of shares of Purchaser Common Equity described in subpart (a) of this definition with respect to such Seller, minus (ii) any and all disbursements and distributions of such Applicable Holdback Amount made after Closing pursuant to Section 10.4 minus (iii) the Early Release Common Equity allocated to such Seller plus (iv) a cash amount equal to $91,875,000;
(d)    as of the applicable date of determination after the date that is six (6)-months following the Closing Date but before the date that is twelve (12)-months following the Closing Date, such (i) number of shares of Purchaser Common Equity described in subpart (a) of this definition with respect to such Seller, minus (ii) any and all disbursements and distributions of such Applicable Holdback Amount made after Closing pursuant to Section 10.4 minus (iii) the Early Release Common Equity allocated to such Seller plus (iv) a cash amount equal to $45,937,500; and
(e)    as of the applicable date of determination after the date that is twelve (12)-months following the Closing Date but before the date that is fifteen (15)-months following the Closing Date, a cash amount equal to $22,968,750.”
““Early Released Common Equity” is defined in Section 10.4(c).”
““Early Release Date” means the date that is two (2) Business Days after the Amendment Effective Date.”
(b)The defined terms “Material Claims” and “Twelve Month Holdback Amount” are deleted.
6.Miscellaneous.
(a)The Agreement, as amended herein, is ratified and confirmed, and all other terms and conditions of the Agreement not modified by this Amendment shall remain in full force and effect. All references to the Agreement shall be considered to be references to the Agreement, as modified by this Amendment. The Parties acknowledge and agree that this Amendment complies with the requirements to amend or modify the Agreement, as stated in Section 14.8 of the Agreement. Except as expressly provided herein or in the Agreement, this Amendment shall not release, waive or excuse, and each Party shall remain responsible and liable for, such Party’s respective rights and obligations (or breach thereof) under the Agreement, as amended by this Amendment, arising prior to, on or after the date hereof.
(b)The terms and conditions of Sections 14.1 (Counterparts) and 14.4 (Governing Law; Waiver of Jury Trial) of the Agreement are incorporated herein by reference and shall apply mutatis mutandis to this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, each Party has caused this Amendment to be executed by its respective duly authorized officers as of the Amendment Effective Date.

Sellers

TAP ROCK RESOURCES LEGACY, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

TAP ROCK RESOURCES INTERMEDIATE, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

TAP ROCK RESOURCES II LEGACY, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

TAP ROCK RESOURCES II INTERMEDIATE, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

Signature Page to
Second Amendment to Membership interest Purchase Agreement

TAP ROCK NM10 LEGACY HOLDINGS, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

TAP ROCK NM10 HOLDINGS INTERMEDIATE, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

SELLERS’ REPRESENTATIVE (solely in its capacity
as Sellers’ Representative for the limited purposes
of Section 14.18(b) of the Agreement)
TAP ROCK RESOURCES LEGACY, LLC

By: /s/ Clayton Sporich_______________________
Name: Clayton Sporich
Title: Executive Vice President – Land & Legal

Signature Page to
Second Amendment to Membership interest Purchase Agreement

Tap Rock I Subject Company (solely for the limited purposes set forth in the Agreement)

TAP ROCK RESOURCES, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

Signature Page to
Second Amendment to Membership interest Purchase Agreement

Purchaser

CIVITAS RESOURCES, INC.

By:	/s/ Travis L. Counts
Name:	Travis L. Counts
Title:	Chief Legal Officer and Secretary

Signature Page to
Second Amendment to Membership interest Purchase Agreement